                                                                    EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Office Depot, Inc. on Form S-8 of our report dated February 12, 1998 appearing in the Annual Report on Form 10-K of Office Depot, Inc. for the year ended December 27, 1997.





/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida




November 30, 1998